United States
                       SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 14C


  Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                     of 1934
                              (Amendment No.     )

Check  the  appropriate  box:

[X]     Preliminary  information  statement
[_] Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))
[_]     Definitive  information  statement


Company  Name:  TRILUCENT  TECHNOLOGIES,  CORP.

Payment  of  filing  fee  (check  the  appropriate  box):
[X]  No  fee  required

[_]  Fee  computed  on  table  below  per  Exchange  Act Rules 14c-5(g) and 0-11

     (1)  Title of each class of securities to which transaction applies: COMMON
     (2)  Aggregate  number  of  securities  to  which  transaction  applies:
     (3)  Per  unit price/underlying value pursuant to Exchange Act Rule 0-11: $
     (4)  Proposed  maximum  aggregate  value  of  transaction:  $
     (5)  Total  fee  paid:  $
     (fee of one-fiftieth of one percent (0.0002) of the proposed aggregate value of the transaction).

[_]     Fee  paid  previously  with  preliminary  materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

     (1)     Amount  previously  paid:
     (2)     Form,  schedule  or  registration  statement  no.:
     (3)     Filing  party:
     (4)     date  filed:

                          TRILUCENT TECHNOLOGIES, CORP.
                                825 S. ST. MARY'S
                              SAN ANTONIO TX 78205

                                January __, 2001

Dear  Shareholder:

The enclosed information statement is being furnished to shareholders of record, on January __, 2002, of TriLucent Technologies, Corp., a Nevada corporation, in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote on the following proposal:

     PROPOSAL 1: To approved the proposal of management to distribute/spin-off our wholly-owned subsidiary TriLucent Technologies, Inc., to our shareholders on the record date to be determined by the Board of Directors, in connection with compliance with Section 14(c) of the Securities Exchange Act of 1934.

                        WE ARE NOT ASKING FOR A PROXY AND
               SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

     Our board of directors has fully reviewed and unanimously approved the actions in connection with the above-referenced divestiture of TriLucent Technologies, Inc., and the Board has determined that the consideration to our shareholders is fair for the spin-off of assets by distribution of this subsidiary, for the reason that each shareholder shall remain a shareholder of the parent and become a shareholder of the spun-off subsidiary in the same percentage ownership.

     Holders of approximately 77.5% of our common stock have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after this Information Statement has first been sent to shareholders.


                       By Order of the Board of Directors,




                                   Mark Zouvas
                               president/director

                                  United States
                       SECURITIES AND EXCHANGE COMMISSION

                          TRILUCENT TECHNOLOGIES, CORP.
                                825 S. ST. MARY'S
                              SAN ANTONIO TX 78205


                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                        AND RULE 14C PROMULGATED THERETO


                                    Contents
TOC
Introduction                                                          4

1.  The  Proposals  and  the  Vote                                    4
      (a)  Quorum,  Proposals  and  Voting                            4
      (b)  Majority  Shareholder  Action                              4

2.  No  Time,  Place  or  Date  for  Meeting  of  Shareholders        5

3.  The  Transaction.                                                 5
      (a)  Plan  of  Reorganization                                   5
      (b)  Discussion  of  Key  Terms                                 5
      (c)  Reasons  and  Benefits  of  the  Transaction               5
      (b)  Disclosure  of  Management  Transactions                   6
      (d)  Federal  Tax  Consequence                                  6
      (e)  Dissenters'  Rights                                        6
      (f)  What  will  happen                                         6

4.  Interests  of  Certain  Persons                                   6

5.  Other  and  General  Information                                  6
      (a)  Independent  Public  Accountants                           6
      (b)  Audit  Committee                                           6
      (c)   Annual  Report                                            7

6.  List  of  Attachments                                             7
END  TOC     A.  Plan  of  Reorganization
     B.  Stock  Swap  Agreement

                        WE ARE NOT ASKING FOR A PROXY AND
               SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

                                  INTRODUCTION


     This 1934 Registrant, Trilucent Technologies, Corp. ("TTC")("we, us and our") has conducted a Majority Shareholder Action, pursuant to the Nevada Corporation Law, to divest of its wholly-owned subsidiary, Trilucent Technologies, Inc. ("TTI"). The laws of Nevada require that shareholders receive notice of this action. The purpose of this filing is to seek compliance with
Section 14(c) of the Securities Exchange Act of 1934, in order to provide that required notice.

     We would be distributing ownership of our wholly-owned subsidiary, TTI, share for share, to our TTC shareholders, and TTI would become a private corporation.

     a. Trilucent Technologies, Corp. is a Nevada Corporation. We are a full-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB). Information about us can be found in our January 31, 2001 Annual Report filed on Form 10-KSB. Additional information about us can be found in its public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov , or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

     b. TTI is the wholly-owned subsidiary of TTC and is a private Nevada corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.


                         1. THE PROPOSALS AND THE VOTE.


 (A)  QUORUM,  PROPOSALS  AND  VOTING.

Quorum Calculations: Majority Shareholder Action              Shares          %
--------------------------------------------------------------------------------
Total # Shares Entitled to Vote                               986,576     100.00
per  shareholder  list
--------------------------------------------------------------------------------
50% of All Shares Entitled to Vote                            493,288      50.00
--------------------------------------------------------------------------------
Quorum required to conduct business = 50% + 1 share           493,289
--------------------------------------------------------------------------------
Total Shares Present                                          764,160      77.46
--------------------------------------------------------------------------------
Voting in favor of the proposal following proposals:          Shares         %
--------------------------------------------------------------------------------
PROPOSAL 1: To approved the proposal of management to         764,160      77.46
distribute/spin-off our wholly-owned  subsidiary  Trilucent
Technologies, Inc., to our shareholders on the record date to be determined by the Board of Directors, in connection with compliance with Section 14(c) of the Securities Exchange Act of 1934.
--------------------------------------------------------------------------------


 (B) MAJORITY SHAREHOLDER ACTION. The proposal was approved by the action of a majority of all shareholders entitled to vote on the record date. This is called Majority Shareholder Action, pursuant to the Nevada Corporate Law. The vote required for approval was 50% (of all entitled shareholders) plus one vote, a simple majority. The actual affirmative vote was 77.5.% of all shares issued and outstanding. The proposal is not effective before first completion of this Section 14(c) compliance, and second the mailing or delivery of this Information Statement.


             2. NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS.

     There WILL NOT be a meeting of shareholders and none is required under Nevada General Corporation Law when an action has been approved by written consent by holders of a majority of the outstanding shares of our common stock. This information statement is first being mailed on or about January __, 2002 to the holders of Common Stock as of the . Under Federal law the record date was determined as the date that the first public announcement was made of the Plan of Reorganization and Acquisition.

     PLEASE READ THE ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by us can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com

     You can read and copy any materials that we file with the SEC at the SECs Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC's regional offices located at Seven World Trade Center, New York New York, 10048, and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. A copy of any public filing is also available, at no charge, by contacting our special securities counsel, William Stocker, at 949-487-7295.


                               3. THE TRANSACTION

                        WE ARE NOT ASKING FOR A PROXY AND
               SHAREHOLDERS ARE REQUESTED NOT TO SEND US A PROXY.

 (A) PLAN OF REORGANIZATION. The transaction is memorialized in that certain Plan of Reorganization: Parent and Subsidiary ("POR") of December 31, 2001. A copy of the POR is found as Attachment A to this Information Statement.

 (B) DISCUSSION OF KEY TERMS. Each shareholder of TTC, on the record date, shall receive one share of TTI, for every TTC share owned, after which, the two corporations shall be separately owned, and each shall pursue its own business opportunities independently.

 (C) REASONS AND BENEFITS OF THE TRANSACTION. First, our shareholders remain shareholders of the spin-off subsidiary without dilution of their interest in the assets of the corporation; and second, our shareholders remain shareholders of the parent corporation without dilution of interest.

      (1)  TRILUCENT  TECHNOLOGIES,  INC.  (TTI)  SHAREHOLDERS.  The  Board  of
Directors of the subsidiary have determined that its capital formation requirements were not achieved in its present status and that the privatization of the subsidiary would be beneficial for the attraction of private investors. The Board of Director of the parent, TTC, has agreed with the subsidiary's proposal.

      (2) TRILUCENT TECHNOLOGIES, CORP. (TTC) SHAREHOLDERS. The benefit to the TTC shareholders (the same shareholders) would follow that the parent corporation can seek other profitable business opportunities.

 (B) DISCLOSURE OF MANAGEMENT TRANSACTIONS. The following disclosure is made of that certain exchange of shares among and between management, in connection with this transaction, to adjust control, of the respective corporations after their separation. In general, the purpose of the exchange is effect an equitable separation, in which control of the newly independent subsidiary would pass to those who should own have it, and those same subsidiary managers would relinquish control of the parent. so that the management of the TTI. Specifically, this exchange is memorialized in that certain Stock Swap Agreement of December 31, 2001, a copy of which is provided as Attachment B to this Information Statement.

     Mark Zouvas and Jerry Witte were the initial Directors of the private TTI which was formerly acquired by TTC. Mr. Zouvas and others agreed to surrender 76,368,628 shares of TTI to Witte; and Witte agreed to surrender 61,371 (post split) shares of TTC to Zouvas; such that Zouvas surrenders control of the subsidiary to Witte, who in turn surrenders control of the parent to Zouvas.

 (D)  FEDERAL  TAX  CONSEQUENCE.  The  transaction  appears to meet the Internal
Revenue Code requirements for a tax-free reorganization. The transaction is considered to be a "distribution" in which there is no gain or loss recognized for the parties. Internal Revenue Code (IRC) section 355 states that no gain or loss shall be recognized (by the corporations) if a corporation distributes stock to its shareholder of a wholly-owned subsidiary, other than as a device to distribute earnings and profits. The POR appears to satisfy these IRC sections. Immediately before the distribution, the distributing corporation had no assets other than stock in the controlled corporation and the controlled corporation was engaged in an active trade or business.

 (E) DISSENTERS' RIGHTS. Under the Nevada law, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

 (F) WHAT WILL HAPPEN. Each share of TTC will remain unchanged. Management of TTC will cause the issuance to shareholders, share for share, new certificates of ownership in TTI. The new TTI shares shall be new investment shares, to be issued pursuant to Section 4(2) of the Securities Act of 1933.


                        4. INTERESTS OF CERTAIN PERSONS.

     Please  see  Attachment  B,  for the exchange between and among affiliates.


                        5. OTHER AND GENERAL INFORMATION.


 (A) INDEPENDENT PUBLIC ACCOUNTANTS. Todd D. Chisholm cpa, Chisholm & Associates, PO Box 540216, North Salt Lake UT 84054-0216 continues as the Auditor of our Financial Statements for the balance of the year 2000. There has been no change of auditors and no disagreement of any kind or sort between management our auditors, as to any item or issue, at any time.

 (B) AUDIT COMMITTEE. Our Audit Committee consists of our Board of Directors. As reported in our last Annual Report, the Committee reviewed and discussed our financial statements for the fiscal year ended January 31, 2001; discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent public accountants their independence.

     Based on the reviews and discussions referred to above, Trilucent Technologies, Corp. Audit Committee recommended to the board of directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB. The Audit Committee Report is provided in that Annual Report.

 (C) ANNUAL REPORT. Our Annual Report on Form 10-KSB, for the year ended January 31, 2001, including audited financial statements as of that date, is available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by TriLucent Technologies, Corp. can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com


     You can read and copy any materials that we file with the SEC at the SECs Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC's regional offices located at Seven World Trade Center, New York New York, 10048, and at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. A copy of any public filing is also available, at no charge, by contacting our legal counsel, William Stocker, at 949-487-7295.


                             6. LIST OF ATTACHMENTS.

     A.  Plan  of  Reorganization

     B.  Share  Exchange  Agreement


                          TRILUCENT TECHNOLOGIES, CORP.

                                       by


                                /s/Mark Zouvas
                                   Mark Zouvas
                               president/director

--------------------------------------------------------------------------------
                                  ATTACHMENT A

                             PLAN OF REORGANIZATION:
                                PARENT-SUBSIDIARY
--------------------------------------------------------------------------------

                                  PLAN OF REORGANIZATION
                              PARENT AND SUBSIDIARY

     THIS PLAN OF REORGANIZATION AND ACQUISITION is made and dated this day of December 31, 2001, by and between the above referenced corporations, and shall become effective on the Effective Date as defined herein.


                           I.  THE INTERESTED PARTIES

THE  PARTIES  TO  THIS  PLAN

     1.  TRILUCENT  TECHNOLOGIES  CORP.  ("TTC") (Parent), a Nevada Corporation.

     2. TRILUCENT TECHNOLOGIES, INC. ("TTI") (Subsidiary to be distributed to shareholders), a Nevada Corporation.


                                  II.  RECITALS

A.  THE  CAPITAL  OF  THE  PARTIES:

     1. THE CAPITAL OF PARENT consists of 100,000,000 shares of common voting stock of $.001 par value authorized, of which 986,576 shares are issued and outstanding.

     2. THE CAPITAL OF SUBSIDIARY consists of 10,000 shares of common voting stock of $.001 par value authorized, of which 10,000 shares are issued and outstanding.


B. THE BACKGROUND FOR THE ACQUISITION: Parent desires to transfer all businesses and assets to its Subsidiary in exchange for 100% of its initial issuance of common shares.

C. THE BOARDS OF DIRECTORS of both Corporations respectively have determined that it is advisable and in the best interests of each of them and both of them to proceed with the transaction, in accordance with IRS Section 368 (a)(1)(D).


                            III.  PLAN OF ACQUISITION

A. REORGANIZATION OF Parent and the Subsidiary are hereby reorganized, such that the Subsidiary shall acquire all assets and businesses of the Parent, and the Subsidiary shall become a wholly-owned subsidiary of the Parent.

B. EFFECTIVE DATE: This Plan of Reorganization and Acquisition shall become effective immediately upon approval and adoption by the parties hereto, in the manner provided by the law of the places of incorporation and constituent corporate documents, and the time of such effectiveness shall be called the effective date hereof.

C. SHARE EXCHANGE: No formal share exchange is required, for the reason that the Subsidiary is already a wholly-owned subsidiary of the Parent.

D. SURVIVING CORPORATION: Both corporations shall survive the Reorganization herein contemplated and shall continue to be governed by the laws of their respective State of Incorporation.

     E. SURVIVING ARTICLES OF INCORPORATION: The Articles of Incorporation of each Corporation shall remain in full force and effect, unchanged.

     F. SURVIVING BY-LAWS: The By-Laws of each Corporation shall remain in full force and effect, unchanged.

     G. FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING: The Directors of each Company shall and will execute and deliver any and all necessary documents, acknowledgments and assurances and to do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant hereby to deal fairly and good faith with each other and each others shareholders.

     H. GENERAL MUTUAL REPRESENTATIONS AND WARRANTIES. The purpose and general import of the Mutual Representations and Warranties, are that each party has made appropriate full disclosure to the others, that no material information has been withheld, and that the information exchanged is accurate, true and correct.

     1. ORGANIZATION AND QUALIFICATION. Each Corporation warrants and represents that it is duly organized and in good standing, and is duly qualified to conduct any business it may be conducting, as required by law or local ordinance.

     2. CORPORATE AUTHORITY. Each Corporation warrants and represents that it has Corporate Authority, under the laws of its jurisdiction and its constituent documents, to do each and every element of performance to which it has agreed, and which is reasonably necessary, appropriate and lawful, to carry out this Agreement in good faith.

     3. OWNERSHIP OF ASSETS AND PROPERTY. Each Corporation warrants and represents that it is has lawful title and ownership of it property as reported to the other, and as disclosed in its financial statements.

     4. ABSENCE OF CERTAIN CHANGES OR EVENTS. Each Corporation warrants and represents that there are no material changes of circumstances or events which have not been fully disclosed to the other party, and which, if different than previously disclosed in writing, have been disclosed in writing as currently as is reasonably practicable.

     5. ABSENCE OF UNDISCLOSED LIABILITIES. Each Corporation warrants and represents specifically that it has, and has no reason to anticipate having, any material liabilities which have not been disclosed to the other, in the financial statements or otherwise in writing.

     6. LEGAL PROCEEDINGS. Each Corporation warrants and represents that there are no legal proceedings, administrative or regulatory proceeding, pending or suspected, which have not been fully disclosed in writing to the other.

     7. NO BREACH OF OTHER AGREEMENTS. Each Corporation warrants and represents that this Agreement, and the faithful performance of this agreement, will not cause any breach of any other existing agreement, or any covenant, consent decree, or undertaking by either, not disclosed to the other.

     8. CAPITAL STOCK. Each Company warrants and represents that the issued and outstanding share and all shares capital stock of such corporation, is as detailed herein, that all such shares are in fact issued and outstanding, duly and validly issued, were issued as and are fully paid and non-assessable shares, and that, other than as represented in writing, there are no other securities, options, warrants or rights outstanding, to acquire further shares of such Corporation.

     9. BROKERS' OR FINDER'S FEES. Each Corporation warrants and represents that is aware of no claims for brokers' fees, or finders' fees, or other commissions or fees, by any person not disclosed to the other, which would become, if valid, an obligation of either company.


     THIS PLAN OF REORGANIZATION: PARENT-SUBSIDIARY is executed on behalf of each Company by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.

          TRILUCENT  TECHNOLOGIES,  INC.
          (a  Nevada  corporation)
          by
TRILUCENT  TECHNOLOGIES  CORP
(a  Nevada  corporation)
by
                    /s/Mark  Zouvas          /s/Jerry  Witte
                       Mark  Zouvas             Jerry  Witte
                       President                President

--------------------------------------------------------------------------------
                                  ATTACHMENT B

                              STOCK SWAP AGREEMENT
--------------------------------------------------------------------------------

                              STOCK SWAP AGREEMENT


     This stock Swap Agreement ("Agreement") is entered into by and between Jerry D. Witte ("Witte") and Mark Zouvas ("Zouvas") this 31st day of December, 2001.

WHEREAS, Zouvas and Witte were the initial directors of the private company Trilucent Technologies, Inc. ("TTI") and of the publicly traded company TriLucent Technologies Corp. (OTCBB "TLUC"). TTI, currently the wholly-owned subsidiary of TLUC, will be sold to its shareholders and continue as a separate entity.

     WHEREAS, Zouvas and Witte intend to swap their shares in TTI and TLUC, respectively, as a condition to the divestiture of TTI.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Zouvas  makes  the  following  representations  and warranties to TTI and
Witte:

1.     TTI  will  have  the  same  shareholders  as  TLUC.

2.     Zouvas  has  resigned  as  a  director  of  TTI.

3. TLUC has not pledged, hypothecated, optioned or otherwise encumbered any of the stock of TTI.

4. TTI is a corporation, duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and authority to carry on its business as it is now being conducted.

5.     TTI  has  not  commenced  doing  business.

6. No action, suit or proceeding has been instituted or has been threatened against TTI before any court or governmental or public authority.

7. TTI does not have any outstanding loan or financial obligations nor does TTI have any pending business operations.

8.     Zouvas  is  the  rightful  owner  of  65,707,059  shares  of  TLUC.


2. Zouvas, jointly and severally, covenant and agree to indemnify, defend, protect and hold harmless Witte and TTI, from and after the date of this Agreement, from and against any and all losses, payments, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses, interest, disbursements and any amounts due (including in settlement) as a result of any and all actions, suits, proceedings, demands, assessments, adjustments and investigations incurred by Witte and TTI as a result of or arising from any breach or inaccuracy of any representations or warranties of Zouvas set forth herein.


3.     Witte  makes  the  following  representations  and warranties to TLUC and
Zouvas:

1.     TTI  will  have  the  same  shareholders  as  TLUC.
2.     Witte  has  resigned  as  a  director  of  TLUC
3. TTI has not pledged, hypothecated, optioned or otherwise encumbered any of the stock of TLUC.
4. TLUC is a corporation, duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and authority to carry on its business as it is now being conducted.
5. To Witte's knowledge, no action, suit or proceeding has been instituted or has been threatened against TLUC before any court or governmental or public authority.
6.     Witte  is  the  rightful  owner  of  6,137,059  shares  of  TLUC.


3. Witte, jointly and severally, covenant and agree to indemnify, defend, protect and hold harmless Zouvas and TLUC, from and after the date of this Agreement, from and against any and all losses, payments, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses, interest, disbursements and any amounts due (including in settlement) as a result of any and all actions, suits, proceedings, demands, assessments, adjustments and investigations incurred by Zouvas and TLUC as a result of or arising from any breach or inaccuracy of any representations or warranties of Witte set forth herein.


4. Zouvas agrees to surrender 65,707,059 shares in TTI to Witte in exchange for Witte surrendering to Zouvas 6,137,059 shares in TLUC. No other amounts will be due and or payable to or from either party regarding this transaction or any other past event(s).
                                       14
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5.     This  Agreement  shall  be governed by and interpreted in accordance with the laws of the State of Nevada and venue for any dispute shall lie exclusively in the State Courts of Nevada. This Agreement contains the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior representations and understandings, whether oral or written. If any provision of this Agreement is declared void or otherwise unenforceable, such provision shall be deemed to have been severed from this Agreement, which remaining portion shall remain in full force and effect and the Agreement shall be interpreted to effectuate, as closely as possible, the parties' intent. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. This Agreement shall not be construed either more favorably for or strongly against either party.

     AGREED  AND  ACCEPTED  ON  THIS  DATE,  DECEMEBR  31,  2001


       /s/Mark  Zouvas
          Mark  Zouvas


       /s/Jerry  D.  Witte
          Jerry  D.  Witte

                                       15
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